FORM OF RESTRICTED STOCK AGREEMENT
UNDER THE FARGO ELECTRONICS, INC.
1998 STOCK OPTION AND GRANT PLAN

Name of Grantee:

Class of Shares:  Common Stock

No. of Shares:

Per Share Purchase Price:  $1.00                                           Date:

Aggregate Purchase Price:

    Pursuant to the Fargo Electronics, Inc. 1998 Stock Option and Grant Plan (the "Plan"), Fargo Electronics, Inc., a Minnesota corporation (together with its successors, the "Company"), has heretofore granted and hereby issues and sells to the person named above (the "Grantee"), who is an officer or full-time employee of the Company or any of the Subsidiaries (as defined below) of the Company, the number of shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company indicated above (subject to the provisions below, the "Shares"), for the per share purchase price specified above, subject to the terms and conditions set forth herein and in the Plan. The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company's issuance and sale of the Shares to him or her. The Company hereby acknowledges receipt of the amount specified above in full payment for the Shares. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if they were issued at the date hereof.

  Section 1.  Definitions.

    For the purposes of this Agreement, the following terms shall have the following respective meanings:

    "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    "Anniversary Date" shall mean each annual anniversary of the date hereof.

    "Common Stock" shall mean the Company's Common Stock, par value $.01 per share, together with any shares into which Common Stock may be converted or exchanged.

    "Initial Public Offering" shall mean the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act, other than on Forms S-4 or S-8 or their then equivalents, covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Common Stock shall be publicly held.

    "Permitted Transferees" shall mean any of the following to whom the Grantee may transfer Shares hereunder: the Grantee's spouse, parents, children (natural or adopted), stepchildren or grandchildren or a trust for their sole benefit of which the Grantor is the settlor; provided, however, that the terms of any such trust do not require or permit distribution of any Shares during the term of this Agreement unless subject to its terms.

    "Restricted Shares" shall initially mean all of the Shares being purchased by the Grantee on the date hereof, provided that on each Vesting Date prior to any Termination Event, an additional number of Shares shall become Vested Shares, as indicated below.

Vesting Date	Number of Shares Becoming Vested	Cumulative Number of Shares Vested

    "Sale Event" shall mean any of the following transactions: (i) a merger or consolidation of the Company with or into another corporation (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation is held by shareholders of the Company immediately prior to such event), (ii) the sale or transfer of all or substantially all of the properties and assets of the Company and its subsidiaries or (iii) any purchase by any party (or group of affiliated parties) other than an Investor (as defined in that certain Stockholders' Agreement dated as of February 18, 1998) of shares of capital stock of the Company (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party (or group of affiliated parties) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Company immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase, so long as, in each case, the holders of all outstanding shares of the Company's Series A 8% Redeemable Preferred Stock and Convertible Participating Preferred Stock shall have received prior to such event or in connection therewith full payment in respect of such shares in accordance with the terms thereof.

    "Shares" shall mean the number of shares of Common Stock being purchased by the Grantee on the date hereof and any additional shares of Common Stock or other securities received as a dividend on, or otherwise on account of, the Shares, as contemplated by the first paragraph of this Agreement.

    "Subsidiary" shall mean any corporation or partnership of which stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests is owned directly or indirectly by the Company.

    "Termination Event" shall mean the termination of the Grantee's employment with the Company and its subsidiaries as a result of his or her resignation or other voluntary termination or retirement at any time regardless of the circumstances thereof, or termination of such employment by the Company at any time for "cause," with the Board of Directors of the Company having the right in its sole discretion, exercised in good faith, to determine the cause of any termination of the Grantee's employment. For purposes hereof the employment of the Grantee shall be deemed to have been terminated "for cause" if such termination results from:

  (i)
  the Grantee's commission of an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any of its subsidiaries, or conviction by a court of competent jurisdiction of, or pleading guilty or nolo contendere to, any felony or any crime involving moral turpitude; or

  (ii)
  the Grantee's commission of a breach of any of the covenants, terms or provisions of any agreement with the Company, including any confidentiality or non-competition agreement, which breach has not been remedied within thirty (30) days after delivery to the Grantee by the Company of written notice of the facts constituting the breach; or

  (iii)
  the Grantee's failure to comply with written instructions from the Company's Board of Directors or Chief Executive Officer which are consistent with the Grantee's duties, position and general area of experience and skills, or the Grantee's willful and substantial failure to perform the duties of his or her position at the Company for a period of thirty (30) days after written notice from the Company.

    "Vested Shares" shall mean all of the Shares that have vested.

    "Quarterly Vesting Date" shall mean each date that is three months, six months or nine months after an Anniversary Date.

  Section 2.  Purchase and Sale of Shares; Investment Representations.

    2.1.  Purchase and Sale.  On the date hereof, the Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above for the purchase price per share set forth above.

     2.2.  Investment Representations.  In connection with the purchase and sale of the Shares contemplated by Section 2.1 above, the Grantee hereby represents and warrants to the Company as follows:

    (a)
    The Grantee is purchasing the Shares for his or her own account for investment only, and not for resale or with a view to the distribution thereof.

    (b)
    The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of an investment in the Company and has consulted with his or her own advisers with respect to his or her investment in the Company.

    (c)
    The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

    (d)
    The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

    (e)
    The Grantee understands that the Shares are not registered under the Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or "blue sky" laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or "blue sky" laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing.

  Section 3.  Repurchase of Restricted Shares.

    3.1.  Repurchase.  Upon the occurrence of a Termination Event, the Company or its assigns shall repurchase and the Grantee and each Permitted Transferee shall sell to it or them all of the Restricted Shares and, if the Granter's employment is terminated by the Company for cause, all of the Vested Shares, at the per share purchase price equal to the aggregate of (i) the per share purchase price set forth above, subject to adjustment as provided herein plus (ii) the documented, per share amount of any taxes paid by the Grantee with respect to such Restricted Shares and/or Vested Shares on account of Section 83 of the Internal Revenue Code of 1986, as amended minus (iii) the amount of any tax reduction realized by the Grantee during the tax year in which the repurchase occurs as a result of the application of the capital loss attributable to the repurchase to offset other capital gains. The purchase and sale arrangements contemplated by the preceding sentences of this Section 3. 1 are referred to herein as the "Repurchase."

    3.2.  Closing Procedure.  The Company or its assigns shall effect the Repurchase by delivering or mailing to the Grantee (and/or, if applicable, his or her Permitted Transferees) written notice within six (6) months after the Termination Event, specifying a date within such six-month period on which the Repurchase shall be effected. Upon such notification, the Grantee and his or her Permitted Transferees shall promptly surrender to the Company any certificates representing the Restricted Shares and/or Vested Shares being purchased, together with a duly executed stock power for the transfer of such Restricted Shares and/or Vested Shares to the Company or the Company's assignee or assignees (as contemplated by Section 6, if applicable). Upon the Company's or its assignee's receipt of the certificates from the Grantee or his or her Permitted Transferees, the Company or its assignee or assignees shall deliver to him, her or them a check for the purchase price of the Restricted Shares and/or Vested Shares being purchased, provided, however, that the Company may pay the purchase price for such shares by offsetting and canceling any indebtedness then owed by the Grantee to the Company. At such time, the Grantee and/or any holder of the Restricted Shares and/or Vested Shares shall deliver to the Company the certificate or certificates representing the Restricted Shares so repurchased, duly endorsed for transfer, free and clear of any liens or encumbrances, as contemplated by Section 6, if applicable.

    3.3.  Sale Events.  Upon the occurrence of a Sale Event, all of the Shares shall be deemed Vested Shares. However, the vesting provisions and the Repurchase set forth herein will remain in effect and not change upon an Initial Public Offering or other public offering.

    3.4.  Remedy.  Without limitation of any other provision of this Agreement or other rights, in the event that the Grantee, his or her Permitted Transferees or any other person or entity is required to sell his or her Restricted Shares and/or Vested Shares pursuant to the provisions of this Section 3 and in the further event that he or she refuses or for any reason fails to deliver to the designated purchaser of such Restricted Shares the certificate or certificates evidencing such Restricted Shares and/or Vested Shares together with a related stock power, such designated purchaser may deposit the purchase price for such Restricted Shares and/or Vested Shares with any bank doing business within fifty (50) miles of the Company's principal office, or with the Company's independent public accounting firm, as agent or trustee, or in escrow, for the Grantee, his or her Permitted Transferees or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Grantee as provided above. Upon any such deposit and/or offset by the designated purchaser of such amount and upon notice to the person or entity who was required to sell the Restricted Shares and/or Vested Shares to be sold pursuant to the provisions of this Section 3, such Restricted Shares and/or Vested Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

  Section 4.  Restrictions on Transfer of Shares.

    None of the Shares now owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms and conditions of this Section 4. In connection with any transfer of Shares, the Company may require the transferor to provide at his or her own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act). Any attempted disposition of Shares not in accordance with the terms and conditions of this Section 4 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Shares. Subject to the foregoing general provisions, Shares may be transferred pursuant to the following specific terms and conditions:

  (a)
  Transfers to Permitted Transferees. The Grantee may sell, assign, transfer or give away any or all of the Shares to Permitted Transferees; provided, however, that such Permitted Transferee(s) shall, as a condition to any such transfer, agree to be subject to the provisions of this Agreement (including, without limitation, the provisions of Section 3 and this Section 4) and shall have delivered a written acknowledgment to that effect to the Company.

  (b)
  Transfers Upon Death. Upon the death of the Grantee or any Permitted Transferee, the Shares may be transferred by operation of law to the estate, legal representative, executors and administrators of the Grantee or any such Permitted Transferee. Any Shares which are Restricted Shares at the time of such death shall remain subject to the terms of this Agreement (including Sections 3 and 4 to the extent applicable), and the Grantee's and any Permitted Transferee's estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Shares to the Company or its assigns if and to the extent contemplated hereby.

  (c)
  Other Transfers: Notice: Right of First Refusal. In the event that the Grantee (or any transferee holding Shares subject to this Section 4(c)) desires to sell or otherwise transfer all or any part of the Vested Shares (but in no event Restricted Shares, which shall not be sold or transferred except as contemplated by Sections 3.1, 3.4 or 4(a) or (b)), the Grantee first shall give written notice to the Company of such proposed transfer. Such notice shall state the number of Vested Shares which the Grantee or the Permitted Transferee proposes to sell (the "Offered Shares"), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Grantee or the Permitted Transferee within the foregoing 30-day period. If the Company or its assigns elect to exercise their purchase rights under this Section 4(c), the closing for such purchase shall, in any event, take place within 30 days after the receipt by the Company of the initial notice of the proposed transfer. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 30-day period, the Grantee or the Permitted Transferee may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in his or her notice. Any Shares purchased by such proposed transferee shall no longer be subject to the terms of this Agreement.

  (d)
  Stand-Off. The Grantee and each Permitted Transferee shall agree, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation pursuant to Rule 144 under the Act (or any successor or similar exemptive rule hereafter in effect)) held by them for such period following the effective date of any registration statement of the Company filed under the Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company's Initial Public Offering or 90 days in the case of any other public offering.

  Section 5.  Legend.

    Any certificate(s) representing the Shares shall carry substantially the following legends:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in a certain Restricted Stock Agreement dated            between the Company and the holder of this certificate (a copy of which is available at the offices of the Company for examination)."

        "The shares represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state. The shares may not be sold or transferred in the absence of such registration or an exemption from registration."

  Section 6.  Escrow.

    In order to carry out the provisions of Sections 3 and 4 of this Agreement more effectively, the Company shall hold the Shares in escrow together with separate stock powers executed by the Grantee in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Shares, execute a like stock power as to such Shares. The Company shall not dispose of the Shares except as otherwise provided in this Agreement. In the event of any Repurchase, the Company is hereby authorized by the Grantee and each Permitted Transferee, as the Grantee's and each such Permitted Transferee's attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer Restricted Shares, the Company shall, at the written request of the Grantee, deliver to the Grantee (or the relevant Permitted Transferee) a certificate representing such Shares with the balance of the Shares to be held in escrow pursuant to this Section 6.

  Section 7.  Withholding Taxes.

    The Grantee acknowledges and agrees that the Company or any of its Subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee, or from the Shares held pursuant to Section 6 hereof, any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Grantee. In furtherance of the foregoing the Grantee agrees to elect, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, and to pay to the Company all withholding taxes shown as due on his or her Section 83(b) election form, or otherwise ultimately determined to be due with respect to such election, based on the excess, if any, of the fair market value of such Shares as of the date of the purchase of such Shares by the Grantee over the purchase price for such Shares.

  Section 8.  Assignment.

    At the discretion of the Board of Directors of the Company, the Company shall have the right to assign the right to exercise its obligation and rights with respect to the Repurchase or pursuant to Section 4(c) to any person or persons, in whole or in part in any particular instance, upon the same terms and conditions applicable to the exercise thereof by the Company, and such assignee or assignees of the Company shall then take and hold any Shares so acquired subject to such terms as may be specified by the Company in connection with any such assignment.

  Section 9.  Miscellaneous Provisions.

    9.1.  Termination.  The restrictions on transfer of Vested Shares under Section 4(c) shall terminate on an Initial Public Offering; provided, however, that all other provisions shall remain in effect following the same until all of the Shares have become Vested Shares.

    9.2.  Record Owner: Dividends.  The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares (if and to the extent such Shares are entitled to vote). The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

    9.3.  Equitable Relief.  The parties hereto agree and declare that legal remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

    9.4.  Change and Modifications.  This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

    9.5.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

    9.6.  Headings.  The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

    9.7.  Saving Clause.  If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

    9.8.  Notices.  All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Grantee shall be addressed to the address furnished by such holder to the Company.

    9.9.  Benefit and Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

    9.10.  Counterparts.  For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

    IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of         .

FARGO ELECTRONICS, INC.
BY:	Gary Holland President
GRANTEE

Address

FORM OF PROMISSORY NOTE

$	Eden Prairie, Minnesota

    FOR VALUE RECEIVED, the undersigned ("Debtor") hereby promises to pay to Fargo Electronics, Inc., a Minnesota corporation ("Payee"), at such place or places as may be specified by Payee or any holder hereof, in legal tender of the United States of America, the principal amount of $            (the "Principal"), with interest at the rate of six percent (6%) per annum, compounded annually, on the unpaid balance. The Debtor shall pay to Payee, within ten (10) days after receipt thereof, the net after-tax proceeds from all sales of the Debtor's shares of the Common Stock, par value $ .01 per share, of Fargo Electronics, Inc. purchased with the proceeds of this Note, in reduction of Principal until such time as the Principal has been repaid in full, and in connection with each such payment shall pay accrued but unpaid interest on the amount so prepaid. For purposes hereof, net after-tax proceeds refers to the amount received by the Debtor upon any sale of such shares, less brokerage commissions or underwriting discounts, other expenses of every kind, including documentary, excise and other taxes, if any, directly relating to the sale and an amount equal to the federal, state and local taxes on any gain from such sale (as determined by multiplying the amount of such gain by the combined maximum federal, state and local tax rate applicable to the sale of such shares by the Debtor, taking into account the holding period for such shares and any federal income tax deduction for state and local income taxes). In any event, any principal then unpaid shall be due and payable, with accrued interest thereon, on the earlier of (a) the fifth anniversary of the date hereof and (b) the date sixty (60) days after Debtor's termination for any reason as an employee of Payee (the "Repayment Date").

    This Note is subject to the terms of and the payment hereof is secured by a certain Pledge Agreement dated as of the date hereof by and between Debtor and Payee (the "Pledge Agreement").

    In case an Event of Default, as defined in the Pledge Agreement, shall occur, the aggregate unpaid balance of Principal and accrued interest may be declared to be due and payable in the manner and with the effect provided in the Pledge Agreement. The obligation of the undersigned Debtor to pay the Recourse Amount (as hereinafter defined) shall be absolute and unconditional, and the Payee shall have full recourse against the Debtor's assets (including, but not limited to, the collateral pledged pursuant to the Pledge Agreement) to recover the Recourse Amount. The "Recourse Amount" as of any time shall mean twenty-five percent (25%) of the original Principal reduced by twenty-five percent (25%) of each payment of Principal made by or on behalf of the Debtor from any source. Unless otherwise set forth herein or directed by the Debtor, all sums paid by the Debtor or otherwise received by Payee on account of sums owing hereunder shall first be applied to the Recourse Amount and only after the Recourse Amount is paid in full, then to other sums owing hereunder. With respect to amounts due and payable hereunder in excess of the Recourse Amount, the Payee shall have no recourse against the Debtor or any of his assets other than the collateral pledged pursuant to the Pledge Agreement, and Payee shall look only to its rights as provided in the Pledge Agreement for the repayment of amounts in excess of the Recourse Amount.

    Debtor may discharge the obligations undertaken hereby, at any time, by repaying the aggregate unpaid balance of Principal and accrued interest, without penalty. Debtor may, without penalty, make a partial prepayment of Principal and/or interest in any amount at any time and may thereby reduce any required future payment hereunder by the amount of such prepayment.

    Debtor expressly waives presentment for payment, protest and demand, notice of protest, demand and dishonor and expressly agrees that this Note may be extended from time to time without in any way affecting the liability of Debtor. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

    This Note may from time to time be extended by Payee, with or without notice to Debtor, and any related right may be waived, exchanged, surrendered or otherwise dealt with, all without affecting the liability of Debtor, in each case in the sole discretion of Payee.

    This Note may not be changed, modified or terminated orally, but only by an agreement in writing and signed by the Debtor and Payee. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota, and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its heirs, successors, endorsees and assigns.

                      DEBTOR:

FORM OF PLEDGE AGREEMENT

    In consideration of Fargo Electronics, Inc., a Minnesota corporation (the "Company"), having made a loan to            ("Borrower"), under the Promissory Note dated            , and any renewals or extensions thereof made in the sole discretion of the Company ("Note"), Borrower agrees as follows:

    Section 1. Pledge. Borrower hereby pledges, assigns and transfers to the Company, and grants to the Company a security interest in, the following property ("Collateral"), to be held by the Company:

  a)
  The shares of Common Stock of the Company, par value $0.01 per share (each, a "Share"), obtained pursuant to a certain Restricted Stock Agreement dated as of the date hereof between Borrower and the Company and held by Borrower or any Permitted Transferee (as that term is defined in the Restricted Stock Agreement dated as of the date hereof by and between Borrower and the Company (the "Restricted Stock Agreement")), and any securities owned in respect thereof or in exchange therefor.

  b)
  All other securities, instruments and other property issued or accepted in substitution for or in addition to any of the foregoing.

  c)
  All proceeds of any and all of the Collateral.

    Section 2. Obligations. This Agreement and the security interest granted hereby secure the payment of all obligations of Borrower to the Company under the Note ("Obligations"), and the Obligations of Borrower under this Agreement, and any and all renewals or extensions thereof. So long as any of the Obligations are outstanding, unless and until Borrower shall be in default hereunder or there shall be any default of any of the Obligations, Borrower shall retain all rights to dividends and distributions and voting rights, if any, with respect to the Collateral. In the event the Obligations shall be in default or in the event that Borrower shall be in default under the terms hereof, the Company may, in its discretion, vote and exercise all of the powers of an owner with respect to any of the relevant Collateral. Without limiting the generality of the other remedies provided herein and in addition thereto, in the event any of the Obligations shall be in default or upon any default by Borrower hereunder, the Company after the occurrence of an Event of Default (as defined below) may take all steps necessary to cause the Collateral to be transferred into the name of the Company, including but not limited to taking steps necessary to comply with restrictions on sale or transfer of the shares constituting such Collateral, and in connection therewith Borrower appoints the Company such Borrower's attorney-in-fact to execute and deliver such offers, tender offers, certificates, documents or instruments of every nature or description required for the purpose of the transfer of such shares into the name of the Company, or any other person.

    If Borrower receives any cash distribution or dividend in respect of any Collateral, Borrower may retain the such cash distribution or dividend as his own property unless prior to such receipt an Event of Default has occurred, in which event Borrower shall accept same in trust for the Company, and shall upon request deliver same immediately to the Company in the form received, with Borrower's endorsement and/or assignment when necessary, to be held by the Company as Collateral.

    If Borrower receives any stock certificate or option or deferred compensation right, whether as an addition to, in substitution of, or in exchange for, any Collateral, or otherwise, Borrower shall accept same in trust for the Company, and shall upon request deliver same immediately to the Company in the form received, with Borrower's endorsement and/or assignment when necessary, to be held by the Company as Collateral.

    Borrower is herewith delivering to the Company all certificates or instruments representing or evidencing Collateral in suitable form for transfer or delivery, or accompanied by duly executed instruments of transfer or assignment to be held subject to the preceding paragraph.

    Section 3. Release of Collateral. Upon the written request of Borrower, the Company shall promptly release Collateral to Borrower or to any designee of Borrower at any time and from time to time; provided, however, that the Company shall retain an amount of Collateral with an Agreed Value (as defined below) at least equal to the amount of the Obligations then outstanding.

  a)
  The "Agreed Value" of any Collateral consisting of Shares shall be the original cost of such Shares as set forth in the Restricted Stock Agreement ($1.00 per Share), equitably adjusted for stock splits, stock dividends and like transactions. The Agreed Value of any Collateral not consisting of Shares shall be determined reasonably and in good faith by the mutual agreement of Borrower and the Company.

  b)
  Borrower acknowledges that transfer of the Shares is subject to certain restrictions under the Restricted Stock Agreement. The obligation of the Company to release certificates representing Shares to Borrower or his designee hereunder shall in any event be subject to the requirements of the Restricted Stock Agreement. Subject to such requirements and the terms hereof, the Company shall release Vested Shares or Restricted Shares (as those terms are defined in the Restricted Stock Agreement) as designated by Borrower.

    Section 4. Representations and Warranties. Borrower represents and warrants to the Company as follows:

  a)
  Borrower is, and (as to any substitute or additional Collateral) shall be, the sole owner of the Collateral pledged by Borrower, free and clear of any lien, security interest, option or other charge or encumbrance, except for (i) the security interest created by this Agreement, (ii) certain restrictions under the Restricted Stock Agreement and (iii) restrictions imposed by applicable laws, and, subject to the same exceptions, Borrower has and shall have the right to transfer such Collateral and to grant a security interest therein to the Company as provided in this Agreement.

  b)
  No effective financing statement or similar notice covering any Collateral pledged by Borrower is or shall be on file in any recording office, and no other pledge or assignment thereof has been made, or shall have been made, other than in favor of the Company, except as the Company may approve.

    Section 5. Further Action by Borrower. Borrower shall, at the expense of Borrower, promptly execute and deliver all further notices, instruments and documents, including, without limitation, financing statements, and take all such further action as may be reasonably necessary or reasonably advisable or as the Company at any time may reasonably request, in order to perfect, preserve and protect the security interest granted or purported to be granted hereby or to enable the Company to exercise and enforce such rights, powers and remedies with respect to Collateral.

    Section 6. Preservation of Collateral.

  a)
  The Company shall give to the Collateral the same degree of care and protection which it gives to its own property, provided, however, that the Company shall have no liability to Borrower for any losses, costs, expenses or damages due to any acts or omissions of third parties, or due to any acts of God or other causes beyond its control. The Company shall have no duty to preserve any rights with respect to any Collateral, including, without limitation, rights against prior parties, or to take, or to notify Borrower of the need to take, any action respecting any rights, privileges or options relating to any Collateral. To replace any certificates, however, Borrower shall not be required to supply any bond or other indemnity.

  b)
  Borrower shall furnish to the Company, promptly upon receipt thereof, copies of all material notices, requests and other documents received by Borrower relating to Collateral unless the same were sent by the Company.

  c)
  Borrower shall not (i) sell, assign, transfer or otherwise dispose of any Collateral, or create or suffer to exist any lien, security interest, assignment by operation of law or other charge or encumbrance on, or with respect to, any Collateral, except for the security interest created by this Agreement and the rights, remedies and restrictions imposed by the Restricted Stock Agreement; or (ii) attempt any action prohibited by paragraph (c)(i) of this Section 6. Notwithstanding the foregoing, Borrower may transfer Shares to Permitted Transferees pursuant to the Restricted Stock Agreement; provided, however, that the Shares so transferred shall remain subject to the security interest created by this Agreement and any such Permitted Transferee(s) shall, as a condition to any transfer, agree to be subject to the provisions of this Agreement.

    Section 7. Defaults. A default (an "Event of Default") shall be deemed to have occurred hereunder if (a) Borrower fails in any material respect to perform any material obligation hereunder, if any material representation or warranty hereunder was untrue in any material respect when made, or if any default or Event of Default by Borrower occurs under the Note or any agreement evidencing, or constituting or granting security for, the Obligations, provided the Company is current in its obligation to pay certain bonuses on each day interest is due on the Note, and (b) the Company gives to Borrower written notice thereof and such default shall not have been cured within fourteen (14) days or such additional time as may be required to effect such cure if diligently pursued.

    Section 8. Remedies. Upon and after the occurrence of any Event of Default which is then continuing or which has not been cured within the time period given for such cure:

  a)
  The Company may exercise its rights with respect to the Collateral, without regard to the existence of any other security or source of payment for Obligations, including without limitation the rights set forth in Section 2, and may demand, sue for collection or make any other compromise or settlement with respect to other rights and remedies provided for herein or otherwise available to it, and the Company shall have all of the rights and remedies of a secured party in Massachusetts under the Uniform Commercial Code.

  b)
  Except as specifically reserved herein, Borrower waives all suretyship defenses at law and in equity, including waste and impairment of Collateral, and further waives the requirement of any demand and presentment. Twenty-one (21) days' prior notice to Borrower at the address provided below or at such other address as Borrower shall provide to the Company in writing for such purpose, of the time and place of any public sale of Collateral, or of the time after which any private sale or any other intended disposition is to be made, shall constitute reasonable notification.

  c)
  The Company is authorized at any such sale (including without limitation any sale to itself or any affiliate of the Company, the same being expressly authorized and contemplated herein), if the Company deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof. Sales made subject to such restriction shall not, solely by reason thereof, be deemed not to have been made in a commercially reasonable manner.

  d)
  The Company is specifically authorized, with respect to any Collateral that consists of Shares, to acquire such Collateral itself or to transfer such Collateral to any affiliate of the Company at a price equal to the Agreed Value of such Shares, as defined in Section 3(a). Borrower expressly waives any requirement that the Company conduct a public or private sale with respect to such Shares and agrees that such a disposition is commercially reasonable.

  e)
  In case of any sale of all or part of the Collateral on credit for future delivery, the Collateral so sold shall be retained by the Company until the purchase price is paid. The Company shall incur no liability in case of the failure of the purchaser to pay for the Collateral as so sold if the Collateral is recovered, or of the failure of the Company to make any sale of Collateral after giving notice thereof, and in case of any such failure, such Collateral may again be sold.

  f)
  All cash proceeds received by the Company in respect of any sale, collection or other enforcement or disposition of Collateral shall be applied (after deduction of any amounts payable to the Company for reasonable expenses of the sale, collection or disposition of Collateral) against Obligations in such order as the Company shall elect. Upon payment in full of all Obligations, Borrower shall be entitled to the return of all Collateral pledged by him and all proceeds thereof, which have not been used or applied toward the payment of Obligations as herein authorized.

    Section 9. Waivers and Remedies. Except as otherwise provided herein or by law, Borrower waives presentment, demand, notice and protest, notice of acceptance of this Agreement, and except as provided in Section 8(b) notice of all action by the Company in reliance hereon. No failure by the Company to exercise, no delay by the Company in exercising, and no single or partial exercise of, any right, remedy or power hereunder or under any other agreement relating to the Obligations or to Collateral shall operate as a waiver thereof, or of any other right, remedy or power at any time. No amendment, modification or waiver of any provision of this Agreement shall be effective unless contained in a writing signed by the Company. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Company and Borrower, not only hereunder, but also under any promissory note or notes of Borrower held by the Company, any other agreements of Borrower with the Company and applicable law, are cumulative and may be exercised successively, concurrently or alternatively.

    Section 10. Term: Binding Effect. This Agreement shall remain in full force and effect until payment and satisfaction in full of all Obligations, shall be binding upon Borrower and the heirs, legatees, legal representatives and assigns of Borrower, including Permitted Transferees, and shall inure to the benefit of the Company and its successors and assigns. Notwithstanding the foregoing, the Company may terminate this Agreement and release the Collateral, or may accept substitute Collateral, at any time in its sole discretion without in any way affecting the nonrecourse nature of a portion of the Obligations as provided in the Note.

    Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Unless otherwise defined herein, all words and terms used in this Agreement shall have the meanings provided in the Minnesota Uniform Commercial Code. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such provision shall be deemed to be modified to comply with applicable law or if not able to be so modified, shall be deemed to be severed from the Agreement, the remaining provisions of which to be valid and enforceable.

    Section 12. Signatures. This Agreement may be executed in counterparts.

    Section 13. Headings. The captions in this Agreement have been included for reference only and shall not define or limit the provisions hereof.

    EXECUTED as of            .

BORROWER:

PLEDGEE:
FARGO ELECTRONICS, INC.
By:	Gary Holland President